UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2018 (February 8, 2018)

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
(i) Underwriting Agreement
    On February 8, 2018, CTI BioPharma Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC acting as sole book-running manager and as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale (the “Offering”) of 20,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The price to the public in this Offering is $3.00 per share of Common Stock. The Underwriters have exercised in full their option to purchase an additional 3,000,000 shares. Upon closing of the Offering, the total number of issued and outstanding shares is expected to be approximately 57,982,990. The net proceeds to the Company from this Offering are expected to be approximately $64.2 million, after deducting underwriting discounts, commissions and other estimated offering expenses.
The Company filed a shelf registration statement on Form S-3 (Registration Statement No. 333-221382) with the Securities and Exchange Commission (“SEC”) on November 7, 2017, which became effective on December 6, 2017 and was amended on January 24, 2018 and January 31, 2018, which amendments became effective on January 31, 2018 (collectively, the “Registration Statement”). The Offering was made pursuant to the Registration Statement, as supplemented by a preliminary prospectus supplement filed with the SEC on February 5, 2018, a free writing prospectus filed with the SEC on February 8, 2018, and a final prospectus supplement filed with the SEC on February 12, 2018.
The Company plans to use the net proceeds from this offering to (i) complete the PAC203 clinical trial, (ii) complete the review of the pacritinib MAA by the EMA, (iii) conduct additional research concerning the possible application of pacritinib in indications outside of myelofibrosis, and (iv) complete the PIX306 clinical trial, as well as for general corporate purposes, which may include funding research and development, conducting preclinical and clinical trials, acquiring or in-licensing potential new pipeline candidates, preparing and filing possible new drug applications and general working capital.
In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.
The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1.
A copy of the opinion of O’Melveny & Myers related to the legality of the Common Stock is attached hereto as Exhibit 5.1.
A copy of the Specimen Certificate of Common Stock is attached hereto as Exhibit 4.1.
(ii) BVF Exchange Agreement
On February 8, 2018, BVF Partners L.P. (“BVF Partners”) entered into an Exchange Agreement with the Company (the “Exchange Agreement”) to exchange 8,000,000 shares of Common Stock and 575 shares of the Company’s Series N Preferred Stock, par value $0.001 per share, that BVF Partners owns into 12,575 shares of the Company’s Preferred Stock (defined below). BVF Partners is a beneficial owner of approximately 20.00% of the Common Stock, and Matthew Perry, President of BVF Partners, serves on the Board of the Company.

The above descriptions of the Exchange Agreement and the Preferred Stock are qualified in their entirety by reference to Exhibit 10.1 and 3.1 attached hereto, respectively.

Item 3.02.    Unregistered Sales of Equity Securities.
The disclosure required by this Item and included in Items 1.01 and 3.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 3.03.     Material Modification to Rights of Security Holders.

On February 8, 2018, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware (the “Certificate of Designation”) to authorize the issuance of the Series O Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The following summary of certain terms and provisions of the Preferred Stock is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Certificate of Designation of the Preferred Stock.

General. The Company’s board of directors has designated up to 12,575 shares of the 33,333 authorized shares of the Company’s preferred stock as the Preferred Stock. Each share of Preferred Stock has a stated value of $2,000.

Rank. The Preferred Stock ranks on parity to our Common Stock.

Conversion. Each share of Preferred Stock is convertible into shares of Common Stock at any time at the option of the holder thereof, into the number of shares of Common Stock determined with reference to the Conversion Ratio (as defined in the Certificate of Designation). Holders of the Preferred Stock are prohibited from converting Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion. However, any holder may reset such percentage to a higher percentage not to exceed 19.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock shall be entitled to receive an amount equal to the Stated Value of $2,000 per share for each outstanding share of the Preferred Stock, plus any declared and unpaid dividends and any other payments that may be due thereon, before any distribution or payment shall be made on any Junior Securities (as defined in the Certificate of Designation).

Voting Rights. Shares of Preferred Stock generally have no voting rights, except as otherwise expressly provided in the Certificate of Designation or as otherwise required by law. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Dividends. Holders of Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted to Common Stock basis, without regard to the Beneficial Ownership Limitation (as defined in the Certificate of Designation)) to and in the same form as dividends actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The shares of Preferred Stock have been issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended. This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation of the Preferred Stock, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosure required by this Item and included in Item 3.03 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 8, 2018, by and between the Company and Leerink Partners LLC.
3.1	Certificate of Designation for Series O Convertible Preferred Stock.
4.1	Specimen Certificate of Common Stock.
5.1	Opinion of O’Melveny & Myers.
10.1	Exchange Agreement, by and between the Company and BVF Partners L.P., dated February 8, 2018.
23.1	Consent of O’Melveny & Myers (included in Exhibit 5.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: February 12, 2018	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 8, 2018, by and between the Company and Leerink Partners LLC.
3.1	Certificate of Designation for Series O Convertible Preferred Stock.
4.1	Specimen Certificate of Common Stock.
5.1	Opinion of O’Melveny & Myers.
10.1	Exchange Agreement, by and between the Company and BVF Partners L.P., dated February 8, 2018.
23.1	Consent of O’Melveny & Myers (included in Exhibit 5.1 hereto).